Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be Used for Signature Guarantee)

To Tender Shares of Common Stock

(Including the Associated Preferred Stock Purchase Rights)

of

WEIGHT WATCHERS INTERNATIONAL, INC.

Pursuant to its Offer to Purchase Dated December 18, 2006

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 18, 2007, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

As set forth in Section 3 of the Offer to Purchase (as hereinafter defined), this Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as hereinafter defined) if (a) the procedure for book-entry transfer described in the Offer to Purchase and the related Letter of Transmittal cannot be completed on a timely basis or (b) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Date.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary on or before the Expiration Date. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

By Overnight Delivery:		By Mail:
Computershare Attn: Weight Watchers Offer 161 Bay State Drive Braintree, MA 02184		Computershare Attn: Weight Watchers Offer P.O. Box 859208 Braintree MA 02184-9208

By Facsimile:
(For Eligible Institutions Only) (781) 380-3388

Confirm Receipt of Facsimile
By Telephone: (781) 843-1833 Ext. 200

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO WEIGHT WATCHERS, THE DEALER MANAGER OR THE INFORMATION AGENT WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO DTC DO NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Weight Watchers International, Inc., a Virginia corporation (“Weight Watchers” or the “Company”), upon the terms and subject to the conditions described in the Offer to Purchase, dated December 18, 2006 (the “Offer to Purchase”), and in the related Letter of Transmittal (which together, as each may be supplemented or amended from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated herein) of shares of the Company’s common stock, no par value per share, including the associated preferred stock purchase rights (the “Shares”), pursuant to the guaranteed delivery procedure described in Section 3 of the Offer to Purchase. Unless the context requires otherwise, all references to Shares shall refer to the shares of common stock, no par value per share, of Weight Watchers and shall include the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of November 15, 2001, between Weight Watchers and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.), as amended. All Shares tendered and purchased will include such associated preferred stock purchase rights. No additional consideration will be paid for the associated rights.

NUMBER OF SHARES TO BE TENDERED:                      SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 5 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having Weight Watchers purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by Weight Watchers pursuant to the Offer. This action will result in receiving a price per Share of as low as $47.00.

— OR —

SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER

(See Instruction 4 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by Weight Watchers will be purchased at the purchase price. A shareholder who wishes to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $47.00	☐ $48.00	☐ $49.00	☐ $50.00	☐ $51.00	☐ $52.00	☐ $53.00	☐ $54.00
☐ $47.10	☐ $48.10	☐ $49.10	☐ $50.10	☐ $51.10	☐ $52.10	☐ $53.10
☐ $47.20	☐ $48.20	☐ $49.20	☐ $50.20	☐ $51.20	☐ $52.20	☐ $53.20
☐ $47.30	☐ $48.30	☐ $49.30	☐ $50.30	☐ $51.30	☐ $52.30	☐ $53.30
☐ $47.40	☐ $48.40	☐ $49.40	☐ $50.40	☐ $51.40	☐ $52.40	☐ $53.40
☐ $47.50	☐ $48.50	☐ $49.50	☐ $50.50	☐ $51.50	☐ $52.50	☐ $53.50
☐ $47.60	☐ $48.60	☐ $49.60	☐ $50.60	☐ $51.60	☐ $52.60	☐ $53.60
☐ $47.70	☐ $48.70	☐ $49.70	☐ $50.70	☐ $51.70	☐ $52.70	☐ $53.70
☐ $47.80	☐ $48.80	☐ $49.80	☐ $50.80	☐ $51.80	☐ $52.80	☐ $53.80
☐ $47.90	☐ $48.90	☐ $49.90	☐ $50.90	☐ $51.90	☐ $52.90	☐ $53.90

ODD LOTS

(See Instruction 6 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of fewer than 100 Shares in the aggregate, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of fewer than 100 Shares in the aggregate and is tendering all of the Shares.

In addition, the undersigned is tendering Shares either (check one box):

☐	at the Purchase Price, as the same will be determined by Weight Watchers in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share above); or

☐	at the price per Share indicated above in the section captioned “Shares Tendered at a Price Determined by Shareholder.”

CONDITIONAL TENDER

(See Instruction 6 of the Letter of Transmittal)

A shareholder may tender his or her Shares subject to the condition that a specified minimum number of the shareholder’s Shares tendered pursuant to this Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Any shareholder desiring to make a conditional tender must so indicate below. It is the tendering shareholder’s responsibility to determine the minimum number of Shares to be purchased. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional:

☐	The minimum number of Shares that must be purchased, if any are purchased, is Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Weight Watchers may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have properly tendered all of his or her Shares and checked the box below:

☐	The tendered Shares represent all Shares held by the undersigned.

Name(s) of Record Holder(s):
(Please Type or Print)

Address(es):
(Include Zip Code)

Daytime Area Code and Telephone Number:

Taxpayer ID No(s). or Social Security No(s).:

Account Number:

Date:

Signature(s):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), hereby guarantees (1) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary a confirmation that the Shares tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary’s account at DTC, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three business days of the date hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period set forth herein. Failure to do so could result in a financial loss to the Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Date:

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